NEWS FOR IMMEDIATE RELEASE

January 26, 2010                                                                       For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Improved Fourth Quarter 2009 Results

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the fourth quarter and year ended December 31, 2009.

Net income available to common shareholders for the quarter ended December 31, 2009 was $7.3 million while diluted earnings per common share were $0.27, as compared to $5.5 million or $0.21 per common share for the fourth quarter of 2008, and $2.3 million or $0.09 per common share in the prior quarter ended September 30, 2009.  For all of 2009, net income available to common shareholders was $18.7 million or $0.70 per common share, while for 2008, net income was $37.8 million or $1.42 per common share. Net income for 2009 before preferred stock dividends and the third quarter amortization expense related to the Troubled Asset Relief Program (“TARP”) preferred stock repurchase was $23.9 million as compared to $38.1 million for 2008.

Highlights for the fourth quarter and year ended December 31, 2009 include the following:

•
The provision for credit losses decreased $0.7 million from the fourth quarter of 2008 and $1.8 million from the third quarter of 2009 to $14.4 million in the fourth quarter of 2009.  Lower provision expense for the 2009 fourth quarter reflects a 2.6% decrease in non-performing loans from the third quarter of 2009, and a 5.9% decrease in past due loans while charge-offs decreased slightly.  The allowance for loan losses increased in the final quarter of 2009 to 1.76% of total loans from 1.74% at September 30, 2009 and 1.38% at December 31, 2008.

•
Net interest income increased 0.3% in the fourth quarter as compared to the third quarter of 2009 and 6.4% over the first quarter of 2009 as a result of the acquisition of five former AmTrust Bank branches in the Columbus, Ohio metropolitan area on March 27, 2009.  Net interest income and the net interest margin have increased in each of the last three quarters.  The net interest margin increased 11 basis points to 3.46% in the fourth quarter as compared to the third quarter of 2009 due to lower rates on interest bearing liabilities, particularly for deposits, as a result of decreasing market interest rates, maturities of higher rate certificates of deposit and an increase in lower cost deposits.  In addition, the average balances for higher rate borrowings have decreased by 12.3% from the first quarter through planned reductions due to liquidity obtained from the branch acquisitions.

•
In December, 2008, WesBanco issued a warrant to the U.S. Department of the Treasury to purchase 439,282 shares of the Company’s common stock under the TARP program.  The warrant was repurchased from the Treasury department on December 23, 2009 for a negotiated price of $950,000.  The TARP preferred stock issued to the Treasury department in December, 2008 was repurchased in September, 2009, when the unamortized discount of $2.3 million was expensed.

Mr. Limbert commented, “substantial improvement in net income available to common shareholders in the fourth quarter of 2009 resulted from a combination of consistent growth in net interest income over the last three quarters, reduction in loan loss provision expense through reduced delinquencies, and elimination of the dividend charge on TARP preferred stock.  The net interest margin has increased in each of the last two quarters from reductions in our cost of funds due to lower market interest rates.  The positive quarter, and the reduction in the size of the balance sheet through the use of the Bank’s liquidity position to eliminate higher cost borrowings, improved regulatory capital ratios above our already strong capital position.  The recession, however, is not over and continues to affect the allowance for loan losses.”  Mr. Limbert further remarked, “trust fees improved again in the fourth quarter as equity markets improved, while deposit fee income grew substantially in the last nine months of 2009 due in part to the branch acquisitions in March and implementation of successful retail strategies.”

Net Interest Income

Net interest income decreased slightly by 0.7% in the fourth quarter of 2009 and 1.3% for all of 2009 as compared to the same periods in 2008.  Average earning assets increased $274.1 million or 6.0% for the quarter and $362.8 million or 7.9% for the year, primarily due to the acquisition of the branches.  However, the net interest margin decreased by 25 and 32 basis points in the 2009 fourth quarter and for the year, respectively, as compared to the same periods in 2008, primarily due to reinvesting proceeds from the branch deposit acquisitions into lower yielding, short duration securities. Also, the continuation of the low interest environment in 2009 has impacted the margin as lower security and loan yields and a reduction of interest income from the increased non-performing loans have not been fully offset by decreases in deposit and borrowing cost of funds. However, the margin has benefited from a 5.3% increase in average non-interest bearing deposit balances in 2009, the result of marketing campaigns focused on checking account products.

The net interest margin increased 11 basis points to 3.46% in the fourth quarter as compared to the third quarter of 2009 as a result of a 16 basis point decline in the cost of interest bearing liabilities resulting from the lower interest rate environment and re-pricing of higher rate CDs and certain term borrowings.  Net interest income increased by 0.3% from the third to the fourth quarter of 2009 as the benefit of the improved cost of funds was partially offset by a 3.4% decline in average earning assets.  Investment security sales and maturities were used to fund the previously anticipated run off of some of AmTrust’s former higher rate, single service customer CDs and to proactively reduce FHLB and other maturing borrowings that were generally at higher rates.

Provision for Credit Losses

The provision for credit losses was $14.4 million in the fourth quarter of 2009, a decrease of $0.7 million from the fourth quarter of 2008 and a $1.8 million decrease from the third quarter of 2009.  For 2009 the provision was $50.4 million, as compared to $32.6 million in 2008.  Lower provision expense for the 2009 fourth quarter reflects decreases in non-performing assets and past due loans from the third quarter of 2009.  Higher provision expense for 2009 reflects the general deterioration of credit quality across all segments of the loan portfolio due to the prolonged recession, and three specific larger credits, two of which were customer frauds.

Loans past due 30 days or more decreased 5.9% to 0.88% as a percent of total loans from the third quarter of 2009 and 43.6% from year end 2008.  Loans past due 90 days or more and accruing decreased 72.0% from December 31,

2008 to 0.15% of total loans.  Non-performing loans decreased $2.1 million from the third quarter to $80.3 million at December 31, 2009 or 2.31% of total loans, and increased $44.0 million from December 31, 2008.  The non-performing loan increase in 2009 reflects general deterioration of credit quality which has been most prevalent in the commercial and residential real estate portfolios, but migration into non-accrual status and overall new loan delinquencies have slowed since the first quarter of 2009.  Commercial real estate and residential real estate loans represent approximately 62% and 20%, respectively, of non-performing loans at December 31, 2009.  Commercial real estate has been impacted by rising vacancy rates and declining property values across all classes of property particularly in the metropolitan markets of central and southwestern Ohio.  More residential real estate loans are experiencing extended delinquency that requires them either to be renegotiated to avoid foreclosure whenever possible or placed on non-accrual even if they remain adequately secured.  Although categorized as non-performing loans, loans categorized as renegotiated loans are accruing as they generally continue to perform in accordance with their modified terms.

Net charge-offs for the fourth quarter of 2009 increased $5.3 million compared to the fourth quarter of 2008  and decreased slightly compared to the third quarter of 2009.  Included in net charge-offs in the 2009 fourth quarter were $3.6 million for three specific loans reserved for in prior quarters and $3.4 million relating to one commercial loan involving borrower fraud.  Throughout 2009, worsening economic conditions and declining property values have resulted in higher residential and commercial real estate losses while consumer loan losses have been relatively stable.  The provision for loan losses exceeded net charge-offs by $0.4 million in the fourth quarter of 2009 and $11.4 million for all of 2009, which increased the allowance for loan losses to 1.76% of total loans at December 31, 2009 compared to 1.74% at September 30, 2009 and 1.38% at December 31, 2008.  The allowance provided coverage of 156% of net charge-offs for the trailing twelve months ended December 31, 2009, and 76% of non-performing loans.

Non-Interest Income

Non-interest income in the fourth quarter of 2009 increased 38.4% over the same quarter in 2008, as nearly all major sources of non-interest income experienced increases, including trust fees, security gains, deposit service charges, securities brokerage income, mortgage gain on sale income, and electronic banking fees.  Also contributing to the 2009 fourth quarter increase was a $0.5 million decline in losses recognized on other real estate-owned.

Non-interest income improved by $7.2 million or 12.6%, for the year compared to 2008 due to higher security gains of $4.5 million, growth in securities brokerage income of $1.6 million, a bank owned life insurance claim of $1.0 million, and a combined $1.6 million increase in gains on the sale of mortgage loans, service charges on deposits, and electronic banking fees.  Additionally, losses recognized on other real estate-owned declined $0.9 million.  These improvements in non-interest income were partially offset by lower trust fees of $1.1 million, due to lower average market values of trust assets, and decreased mortgage servicing income of $0.8 million as a result of increased customer refinancing and an impairment charge to mortgage servicing rights during 2009.

Non-Interest Expense

For the year ended December 31, 2009 non-interest expense increased $7.0 million or 4.9% compared to the same period in 2008; however, expenses only increased $1.1 million or 0.8% excluding Federal Deposit Insurance Corporation (“FDIC”) insurance and merger-related expenses.  An increase in FDIC insurance of $8.1 million from 2008 results can be attributed to a $2.6 million special assessment in the second quarter of 2009, an increase in the FDIC base rate, usage of certain assessment credits recognized in prior periods and, to a lesser extent, the increase in deposits resulting from the branch acquisitions.

Salaries and wages declined $1.7 million due to a decrease in full time equivalent employees from December 31, 2008 to December 31, 2009; however, employee benefits increased by $4.0 million due to higher health care costs and higher pension expenses resulting from a decline in the value of pension assets experienced in 2008.  Improved efficiencies in marketing, net occupancy and equipment, administrative fees, supplies, and postage represented a $1.9 million cost reduction in 2009 as compared to 2008.  Miscellaneous taxes decreased by $1.1 million primarily due to state franchise tax reductions and the termination of a REIT subsidiary in the fourth quarter of 2008, while amortization of intangibles expense declined $0.7 million.  These cost reductions were partially offset by increased foreclosure expenses, increased costs related to other real estate, higher expenses relating to electronic banking activities and a termination fee related to internet banking software upgrades.

In the fourth quarter of 2009, non-interest expense grew by $3.9 million as compared to the fourth quarter of 2008 due to increases in FDIC insurance, employee health care and pension expenses, restructuring expenses, and other real estate-owned and foreclosure costs, partially offset by a decline in salaries and wages.  Restructuring expenses of $1.2 million in the fourth quarter represented costs associated with personnel reductions and impairment of certain branch fixed assets held for sale.

Investments

Total investments at December 31, 2009 increased $327.7 million or 35.0% from the prior year due to the investment of cash from the branch acquisitions, partially offset by security sales at net gains, which funded the repurchase of the TARP preferred stock as well as planned reductions in CDs, Federal Home Loan Bank (“FHLB”) borrowings and certain other borrowings.  As a result of changes in market interest rates, net unrealized gains on the available-for-sale portfolio increased $3.3 million to $20.8 million at December 31, 2009 from December 31, 2008.

Loans

Total portfolio loans were $3.5 billion at December 31, 2009, down 3.7% from 2008, primarily due to continued strategic reductions in residential mortgage loan balances, while management continues to focus on improving overall credit quality.  Reduced new commercial and consumer loan demand as well as normal pay-downs on both consumer and residential loans contributed to the decreases.  The average loan to deposit ratio was 87% at December 31, 2009 as compared to 102% in the prior year, primarily as a result of the added liquidity provided by the branch deposit acquisitions.

Deposits

Deposits at December 31, 2009 increased $470.3 million or 13.4% compared to December 31, 2008 due to the  branch acquisitions.  This increase has been partially offset by expected run off of the acquired, higher-cost CDs over the last three quarters.  Some of this runoff has contributed to a remix into lower cost money market and checking account deposits.

Borrowings

FHLB borrowings at December 31, 2009 decreased 16.8% from December 31, 2008 to $496.4 million, while other short-term borrowings decreased $109.3 million or 36.7% from 2008.  The shift to a more liquid balance sheet with the recent branch deposit acquisition has provided opportunities to reduce borrowings as they mature.

Income Taxes

The provision for income taxes decreased $5.5 million for the year ended 2009 compared to the same period in 2008 due to a decrease in pre-tax income and a decrease in the effective tax rate.  For 2009 the effective tax rate decreased to (4.3%) as compared to 10.5% in 2008, due primarily to a higher percentage of tax-exempt income to total income, and certain filed return adjustments during the year.

Shareholders’ Equity

WesBanco continues to maintain strong regulatory capital ratios of 7.86% tier I leverage capital, 11.12% tier I risk-based capital, and 12.37% total risk-based capital, all of which improved from the third quarter of 2009 and are considerably above the “well capitalized” standards promulgated by bank regulators.  The improvement in regulatory capital ratios occurred despite the repurchase of the warrant in the fourth quarter which reduced common equity by $950,000.  Total tangible common equity to tangible assets (non-GAAP measure) improved to 5.88% at December 31, 2009 from 5.75% in the third quarter, primarily due to balance sheet strategies and improved fourth quarter results, offset somewhat by a decline in other comprehensive income from lower unrealized securities gains and the repurchase of the warrant.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 114 branch locations and 138 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2008 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q as of March 31, June 30, and September 30, 2009, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, greater than expected outflows on recent branch acquisition deposits; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 6
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2009	2008	% Change	2009	2008	% Change
Loans, including fees	$ 49,804	$ 56,320	(11.57%)	$ 204,317	$ 236,923	(13.76%)
Interest and dividends on securities:
Taxable	9,779	6,940	40.91%	38,651	28,129	37.41%
Tax-exempt	3,204	3,613	(11.32%)	14,010	14,526	(3.55%)
Total interest and dividends on securities	12,983	10,553	23.03%	52,661	42,655	23.46%
Other interest income	84	849	(90.13%)	386	2,188	(82.38%)
Total interest and dividend income	62,871	67,722	(7.16%)	257,364	281,766	(8.66%)
Interest Expense
Interest bearing demand deposits	757	739	2.50%	2,921	4,809	(39.26%)
Money market deposits	1,834	1,642	11.71%	6,687	8,341	(19.83%)
Savings deposits	601	632	(4.96%)	2,385	3,089	(22.80%)
Certificates of deposit	11,606	14,549	(20.23%)	52,827	68,787	(23.20%)
Total interest expense on deposits	14,798	17,562	(15.74%)	64,820	85,026	(23.76%)
Federal Home Loan Bank borrowings	5,035	5,929	(15.08%)	21,849	20,659	5.76%
Other short-term borrowings	1,353	1,551	(12.79%)	6,971	8,401	(17.02%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	1,120	1,833	(38.88%)	5,352	7,143	(25.07%)
Total interest expense	22,306	26,875	(17.00%)	98,992	121,229	(18.34%)
Net interest income	40,565	40,847	(0.69%)	158,372	160,537	(1.35%)
Provision for credit losses	14,353	15,044	(4.59%)	50,372	32,649	54.28%
Net interest income after provision for credit losses	26,212	25,803	1.59%	108,000	127,888	(15.55%)
Non-interest income
Trust fees	3,597	3,181	13.08%	13,746	14,883	(7.64%)
Service charges on deposits	6,430	6,083	5.71%	24,372	23,986	1.61%
Bank-owned life insurance	963	1,111	(13.35%)	4,623	3,807	21.44%
Net securities gains	2,113	374	464.89%	6,046	1,556	288.55%
Net gains on sales of mortgage loans	489	535	(8.66%)	2,094	1,594	31.39%
Other income	3,696	1,206	206.49%	13,708	11,520	18.99%
Total non-interest income	17,288	12,490	38.41%	64,589	57,346	12.63%
Non-interest expense
Salaries and wages	13,314	13,698	(2.80%)	54,399	56,120	(3.07%)
Employee benefits	4,949	3,594	37.70%	19,957	16,004	24.70%
Net occupancy	2,593	2,428	6.78%	10,269	10,462	(1.85%)
Equipment	2,609	2,782	(6.22%)	10,726	10,968	(2.20%)
Marketing	1,132	1,210	(6.43%)	5,094	5,668	(10.13%)
FDIC Insurance	1,713	157	991.08%	8,817	731	1106.16%
Amortization of intangible assets	795	939	(15.36%)	3,110	3,810	(18.37%)
Restructuring and merger-related expenses	1,192	701	70.11%	1,815	3,945	(53.99%)
Other operating expenses	9,288	8,220	12.99%	35,461	34,916	1.56%
Total non-interest expense	37,585	33,729	11.43%	149,648	142,624	4.93%
Income before provision for income taxes	5,915	4,564	29.60%	22,941	42,610	(46.16%)
Provision for income taxes	(1,382)	(1,257)	(9.94%)	(992)	4,493	(122.08%)
Net income	$ 7,297	$ 5,821	25.35%	$ 23,933	$ 38,117	(37.21%)
Preferred dividends and expenses associated with unamortized
discount and issuance costs	-	293	(100.00%)	5,233	293	1686.14%
Net Income available to Common Shareholders	$ 7,297	$ 5,528	32.00%	$ 18,700	$ 37,824	(50.56%)

Taxable equivalent net interest income	$ 42,291	$ 42,792	(1.17%)	$ 165,916	$ 168,359	(1.45%)

Per common share data
Net income available per common share - basic	$ 0.27	$ 0.21	28.57%	$ 0.70	$ 1.42	(50.70%)
Net income available per common share - diluted	$ 0.27	$ 0.21	28.57%	$ 0.70	$ 1.42	(50.70%)
Dividends declared	$ 0.14	$ 0.28	(50.00%)	$ 0.84	$ 1.12	(25.00%)
Book value (period end)				$ 22.16	$ 24.82	(10.72%)
Tangible book value (period end) (1)				$ 11.31	$ 14.74	(23.28%)
Tangible common book value (period end) (1)				$ 11.31	$ 12.02	(5.92%)
Average common shares outstanding - basic	26,567,653	26,560,889	0.03%	26,566,133	26,551,467	0.06%
Average common shares outstanding - diluted	26,567,653	26,579,724	(0.05%)	26,567,291	26,563,320	0.01%
Period end common shares outstanding	26,567,653	26,560,889	0.03%	26,567,653	26,560,889	0.03%
Period end preferred shares outstanding	-	75,000	(100.00%)	-	75,000	(100.00%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2009	2008	% Change		2009	2008	% Change

Return on average assets	0.53%	0.45%	17.11%		0.43%	0.73%	(41.10%)
Return on average equity	4.85%	3.77%	28.68%		3.73%	6.42%	(41.89%)
Return on average tangible equity (2)	10.06%	7.42%	35.51%		7.26%	12.58%	(42.32%)
Yield on earning assets (1)	5.28%	6.04%	(12.64%)		5.36%	6.32%	(15.21%)
Cost of interest bearing liabilities	2.05%	2.65%	(22.66%)		2.28%	2.96%	(23.09%)
Net interest spread (1)	3.23%	3.39%	(4.80%)		3.08%	3.36%	(8.28%)
Net interest margin (1)	3.46%	3.71%	(6.79%)		3.36%	3.68%	(8.80%)
Efficiency (1)	63.09%	61.01%	3.40%		64.92%	63.19%	2.74%
Average loans to average deposits	87.22%	101.75%	(14.28%)		89.42%	99.52%	(10.14%)
Annualized net loan charge-offs/average loans	1.59%	0.96%	65.29%		1.10%	0.58%	90.48%
Effective income tax rate	(23.36%)	(27.54%)	15.17%		(4.33%)	10.54%	(141.04%)
Trust Assets, market value at period end	$ 2,668,610	$ 2,400,211	11.18%

		For the Quarter Ending
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
		2009	2009	2009	2009	2008

Return on average assets		0.53%	0.38%	0.39%	0.42%	0.45%
Return on average equity		4.85%	3.35%	3.48%	3.33%	3.77%
Return on average tangible equity (2)		10.06%	6.68%	6.74%	6.05%	7.42%
Yield on earning assets (1)		5.28%	5.30%	5.24%	5.65%	6.04%
Cost of interest bearing liabilities		2.05%	2.21%	2.34%	2.52%	2.65%
Net interest spread (1)		3.23%	3.09%	2.90%	3.13%	3.39%
Net interest margin (1)		3.46%	3.35%	3.17%	3.47%	3.71%
Efficiency (1)		63.09%	61.89%	68.71%	66.37%	61.01%
Average loans to average deposits		87.22%	87.21%	84.80%	99.94%	101.75%
Annualized net loan charge-offs/average loans		1.59%	1.58%	0.68%	0.57%	0.96%
Effective income tax rate		(23.36%)	(7.15%)	0.03%	12.13%	(27.54%)
Trust Assets, market value at period end		$ 2,668,610	$ 2,579,384	$ 2,368,578	$ 2,259,987	$ 2,400,211

(1) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.
(2) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands)					% Change
Balance sheets	December 31,			September 30,	December 31, 2009
Assets	2009	2008	% Change	2009	to Sept. 30, 2009
Cash and due from banks	$ 72,054	$ 76,025	(5.22)%	$ 75,257	(4.26)%
Due from banks - interest bearing	10,813	65,145	(83.40)	11,999	(9.88)
Securities:
Available-for-sale, at fair value	1,261,804	934,138	35.08	1,417,687	(11.00)
Held-to-maturity (fair values of 1,443; 1,214 and 1,372, respectively)	1,450	1,450	-	1,450	-
Total securities	1,263,254	935,588	35.02	1,419,137	(10.98)
Loans held for sale	9,441	3,874	143.71	6,860	37.63
Portfolio Loans:
Commercial	451,688	510,902	(11.59)	463,948	(2.64)
Commercial real estate	1,780,221	1,699,023	4.78	1,764,791	0.87
Residential real estate	708,397	856,999	(17.34)	739,151	(4.16)
Home equity	239,784	217,436	10.28	235,427	1.85
Consumer	290,856	319,949	(9.09)	298,305	(2.50)
Total portfolio loans, net of unearned income	3,470,946	3,604,309	(3.70)	3,501,622	(0.88)
Allowance for loan losses	(61,160)	(49,803)	22.80	(60,755)	0.67
Net portfolio loans	3,409,786	3,554,506	(4.07)	3,440,867	(0.90)
Premises and equipment, net	89,603	93,693	(4.37)	91,411	(1.98)
Accrued interest receivable	20,048	19,966	0.41	22,091	(9.25)
Goodwill and other intangible assets, net	288,292	267,883	7.62	289,087	(0.28)
Bank-owned life insurance	103,637	101,229	2.38	102,670	0.94
Other assets	130,424	104,132	25.25	101,712	28.23
Total Assets	$ 5,397,352	$ 5,222,041	3.36%	$ 5,561,091	(2.94)%

Liabilities
Deposits:
Non-interest bearing demand	$ 545,019	$ 486,752	11.97%	$ 514,726	5.89%
Interest bearing demand	450,697	429,414	4.96	467,085	(3.51)
Money market	714,926	479,256	49.17	678,099	5.43
Savings deposits	486,055	423,830	14.68	479,342	1.40
Certificates of deposit	1,777,536	1,684,664	5.51	1,866,256	(4.75)
Total deposits	3,974,233	3,503,916	13.42	4,005,508	(0.78)
Federal Home Loan Bank borrowings	496,393	596,890	(16.84)	567,939	(12.60)
Other short-term borrowings	188,522	297,805	(36.70)	236,884	(20.42)
Junior subordinated debt owed to unconsolidated subsidiary trusts	111,176	111,110	0.06	111,175	-
Total borrowings	796,091	1,005,805	(20.85)	915,998	(13.09)
Accrued interest payable	9,208	10,492	(12.24)	10,664	(13.65)
Other liabilities	29,104	42,457	(31.45)	36,586	(20.45)
Total liabilities	4,808,636	4,562,670	5.39	4,968,756	(3.22)

Shareholders' Equity
Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
no par value; 1,000,000 shares authorized; 0 shares,
and 75,000 shares issued and outstanding, respectively	-	72,332	(100.00)	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,567,653 shares, 26,560,889
shares and 26,567,653 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	192,268	193,221	(0.49)	193,211	(0.49)
Retained earnings	340,788	344,403	(1.05)	337,211	1.06
Treasury stock (66,195; 72,959 and 66,195 shares - at cost,
respectively)	(1,498)	(1,661)	9.78	(1,498)	-
Accumulated other comprehensive income	2,949	(3,182)	192.69	9,195	(67.92)
Deferred benefits for directors	(1,278)	(1,229)	(3.97)	(1,271)	0.53
Total Shareholder's Equity	588,716	659,371	(10.72)	592,335	(0.61)
Total Liabilities and Shareholders' Equity	$ 5,397,352	$ 5,222,041	3.36%	$ 5,561,091	(2.94)%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 9
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three months ended December 31,				For the year ended December 31,
	2009		2008		2009		2008
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 47,412	0.20%	$ 40,819	2.36%	$ 44,565	0.19%	$ 35,702	2.71%
Loans, net of unearned income (1)	3,498,133	5.65%	3,601,413	6.22%	3,547,122	5.76%	3,648,968	6.49%
Securities: (2)
Taxable	990,989	3.95%	562,479	4.94%	991,434	3.90%	522,523	5.38%
Tax-exempt (3)	298,251	6.61%	337,436	6.59%	326,735	6.60%	328,755	6.80%
Total securities	1,289,240	4.56%	899,915	5.56%	1,318,169	4.57%	851,278	5.93%
Federal funds sold	-	0.00%	14,121	0.82%	2,060	0.24%	13,512	2.21%
Other earning assets	31,238	0.77%	35,646	0.82%	31,849	0.92%	31,464	2.93%
Total earning assets (3)	4,866,023	5.28%	4,591,914	6.04%	4,943,765	5.36%	4,580,924	6.32%
Other assets	627,422		595,932		622,418		643,518
Total Assets	$ 5,493,445		$ 5,187,846		$ 5,566,183		$ 5,224,442

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 462,023	0.65%	$ 445,687	0.66%	$ 455,151	0.64%	$ 433,661	1.11%
Money market accounts	703,065	1.04%	492,289	1.33%	629,520	1.06%	472,634	1.76%
Savings deposits	482,364	0.49%	425,248	0.59%	470,737	0.51%	504,335	0.61%
Certificates of deposit	1,830,379	2.52%	1,675,054	3.46%	1,887,051	2.80%	1,758,124	3.91%
Total interest bearing deposits	3,477,831	1.69%	3,038,278	2.30%	3,442,459	1.88%	3,168,754	2.68%
Federal Home Loan Bank borrowings	528,971	3.78%	605,953	3.89%	570,008	3.83%	520,636	3.97%
Other borrowings	199,920	2.68%	277,316	2.23%	224,649	3.10%	289,541	2.90%
Junior subordinated debt	111,179	4.00%	111,100	6.56%	111,152	4.82%	111,063	6.43%
Total interest bearing liabilities	4,317,901	2.05%	4,032,647	2.65%	4,348,268	2.28%	4,089,994	2.96%
Non-interest bearing demand deposits	533,097		501,087		524,167		497,681
Other liabilities	45,700		40,952		52,211		42,766
Shareholders' equity	596,747		613,160		641,537		594,001
Total Liabilities and Shareholders' Equity	$ 5,493,445		$ 5,187,846		$ 5,566,183		$ 5,224,442
Taxable equivalent net interest spread		3.23%		3.39%		3.08%		3.36%
Taxable equivalent net interest margin		3.46%		3.71%		3.36%		3.68%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are not material.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 10
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2009	2009	2009	2009	2008
Loans, including fees	$ 49,804	$ 50,970	$ 51,482	$ 52,059	$ 56,320
Interest and dividends on securities:
Taxable	9,779	10,563	10,791	7,518	6,940
Tax-exempt	3,204	3,595	3,698	3,514	3,613
Total interest and dividends on securities	12,983	14,158	14,489	11,032	10,553
Other interest income	84	84	108	110	849
Total interest and dividend income	62,871	65,212	66,079	63,201	67,722
Interest Expense					-
Interest bearing demand deposits	757	787	727	650	739
Money market deposits	1,834	1,758	1,848	1,246	1,642
Savings deposits	601	606	644	534	632
Certificates of deposit	11,606	13,062	14,755	13,404	14,549
Total interest expense on deposits	14,798	16,213	17,974	15,834	17,562
Federal Home Loan Bank borrowings	5,035	5,568	5,614	5,632	5,929
Other short-term borrowings	1,353	1,780	1,770	2,069	1,551
Junior subordinated debt owed to unconsolidated subsidiary trusts	1,120	1,222	1,470	1,539	1,833
Total interest expense	22,306	24,783	26,828	25,074	26,875
Net interest income	40,565	40,429	39,251	38,127	40,847
Provision for credit losses	14,353	16,200	10,269	9,550	15,044
Net interest income after provision for credit losses	26,212	24,229	28,982	28,577	25,803
Non-interest income
Trust fees	3,597	3,508	3,288	3,353	3,181
Service charges on deposits	6,430	6,648	6,076	5,217	6,083
Bank-owned life insurance	963	1,873	897	892	1,111
Net securities gains/(losses)	2,113	1,329	2,462	142	374
Net gains on sales of mortgage loans	489	820	297	488	535
Other income	3,696	4,377	3,289	2,344	1,206
Total non-interest income	17,288	18,555	16,309	12,436	12,490
Non-interest expense
Salaries and wages	13,314	13,920	13,998	13,167	13,698
Employee benefits	4,949	5,240	5,061	4,707	3,594
Net occupancy	2,593	2,572	2,361	2,744	2,428
Equipment	2,609	2,888	2,687	2,542	2,782
Marketing	1,132	1,486	1,720	756	1,210
FDIC Insurance	1,713	1,528	4,322	1,254	157
Amortization of intangible assets	795	806	812	698	939
Restructuring and merger-related expenses	1,192	2	192	429	701
Other operating expenses	9,288	9,263	8,392	8,515	8,220
Total non-interest expense	37,585	37,705	39,545	34,812	33,729
Income before provision for income taxes	5,915	5,079	5,746	6,201	4,564
Provision for income taxes	(1,382)	(363)	2	752	(1,257)
Net income	$ 7,297	$ 5,442	$ 5,744	$ 5,449	$ 5,821
Preferred dividends	-	3,121	1,057	1,055	293
Net Income available to Common Shareholders	$ 7,297	$ 2,321	$ 4,687	$ 4,394	$ 5,528
					-
Taxable equivalent net interest income	$ 42,291	$ 42,365	$ 41,242	$ 40,019	$ 42,792

Per common share data
Net income available per common share - basic	$ 0.27	$ 0.09	$ 0.18	$ 0.17	$ 0.21
Net income available per common share - diluted	$ 0.27	$ 0.09	$ 0.18	$ 0.17	$ 0.21
Dividends declared	$ 0.14	$ 0.14	$ 0.28	$ 0.28	$ 0.28
Book value (period end)	$ 22.16	$ 22.30	$ 24.61	$ 24.85	$ 24.82
Tangible book value (period end) (1)	$ 11.31	$ 11.41	$ 13.69	$ 14.00	$ 14.74
Tangible common book value (period end) (1)	$ 11.31	$ 11.41	$ 10.96	$ 11.27	$ 12.02
Average common shares outstanding - basic	26,567,653	26,567,653	26,567,653	26,561,490	26,560,889
Average common shares outstanding - diluted	26,567,653	26,568,081	26,568,752	26,563,945	26,579,724
Period end common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,560,889
Period end preferred shares outstanding	-	-	75,000	75,000	75,000
Full time equivalent employees (2)	1,393	1,428	1,473	1,448	1,501

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The quarter ended March 31, 2009 excludes AmTrust employees which were acquired on March 27, 2009.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 11
(unaudited, dollars in thousands)
Quarter Ended
Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset quality data	2009	2009	2009	2009	2008
Non-performing assets:
Non-accrual loans	$ 65,273	$ 67,355	$ 70,021	$ 55,959	$ 31,737
Renegotiated loans	14,988	15,013	11,586	14,580	4,559
Total non-performing loans	80,261	82,368	81,607	70,539	36,296
Other real estate and repossessed assets	8,691	8,665	2,892	2,754	2,554
Total non-performing assets	$ 88,952	$ 91,033	$ 84,499	$ 73,293	$ 38,850
Loans past due 90 days or more and accruing	5,275	7,767	10,163	5,655	18,810
Total non-performing assets and loans past due
90 days or more	$ 94,227	$ 98,800	$ 94,662	$ 78,948	$ 57,660
Loans past due 30-89 days	$ 25,396	$ 24,833	$ 26,371	$ 37,178	$ 35,606

Loans past due 90 days or more and
accruing / total loans	0.15%	0.22%	0.29%	0.16%	0.52%
Non-performing loans/total loans	2.31%	2.35%	2.30%	1.97%	1.01%
Non-performing loans and loans past due 90
days or more/total loans	2.46%	2.57%	2.59%	2.13%	1.53%

Non-performing assets/total loans, other
real estate and repossessed assets	2.56%	2.59%	2.38%	2.05%	1.08%
Loans past due 30-89 days/total loans	0.73%	0.71%	0.74%	1.04%	0.99%

Allowance for loan losses
Allowance for loan losses	$ 61,160	$ 60,755	$ 58,572	$ 54,252	$ 49,803
Provision for loan losses	14,395	16,200	10,400	9,550	15,000
Net loan charge-offs	13,990	14,017	6,079	5,102	8,652
Annualized net loan charge-offs /average loans	1.59%	1.58%	0.68%	0.57%	0.96%
Allowance for loan losses/total loans	1.76%	1.74%	1.65%	1.52%	1.38%
Allowance for loan losses/non-performing loans	0.76	x	0.74	x	0.72	x	0.77	x	1.37	x
Allowance for loan losses/non-performing loans and
past due 90 days or more	0.72	x	0.67	x	0.64	x	0.71	x	0.90	x

Quarter Ended
Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
2009	2009	2009	2009	2008
Capital ratios
Tier I leverage capital	7.86%	7.55%	8.61%	9.72%	10.27%
Tier I risk-based capital	11.12%	10.95%	12.18%	12.70%	13.21%
Total risk-based capital	12.37%	12.21%	13.43%	13.95%	14.46%
Shareholders' equity to assets	10.86%	11.37%	11.32%	12.64%	11.82%
Tangible equity to tangible assets (1)	5.88%	5.75%	6.68%	6.58%	7.90%
Tangible common equity to tangible assets (1)	5.88%	5.75%	5.35%	5.30%	6.44%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES							Page 12
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands)	2009	2009	2009	2009	2008	2009	2008
Return on average tangible equity:
Net income (annualized)	$ 28,949	$ 21,591	$ 23,039	$ 22,099	$ 23,157	$ 23,933	$ 38,117
Plus: amortization of intangibles (annualized) (1)	2,050	2,079	2,116	1,839	2,427	2,022	2,477
Net income before amortization of intangibles (annualized)	30,999	23,670	25,155	23,938	25,584	25,955	40,594

Average total shareholder's equity	596,747	643,700	662,162	664,277	613,160	641,537	594,001
Less: average goodwill and other intangibles	(288,661)	(289,470)	(288,780)	(268,662)	(268,592)	(283,963)	(271,396)
Average tangible equity	308,086	354,230	373,382	395,615	344,568	357,574	322,605

Return on average tangible equity	10.06%	6.68%	6.74%	6.05%	7.42%	7.26%	12.58%

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
Tangible book value:
Total shareholders' equity	$ 588,716	$ 592,335	$ 653,720	$ 660,201	$ 659,371
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Tangible equity	300,424	303,248	363,827	371,869	391,488

Common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,560,889

Tangible book value	$ 11.31	$ 11.41	$ 13.69	$ 14.00	$ 14.74

Tangible equity to tangible assets:
Total shareholders' equity	$ 588,716	$ 592,335	$ 653,720	$ 660,201	$ 659,371
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Tangible equity	300,424	303,248	363,827	371,869	391,488

Total assets	5,397,352	5,561,091	5,736,941	5,940,073	5,222,041
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Tangible assets	5,109,060	5,272,004	5,447,048	5,651,741	4,954,158

Tangible equity to tangible assets	5.88%	5.75%	6.68%	6.58%	7.90%

Tangible common equity to tangible assets:
Total shareholders' equity	$ 588,716	$ 592,335	$ 653,720	$ 660,201	$ 659,371
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Less: preferred shareholders' equity	-	-	(72,560)	(72,441)	(72,332)
Tangible common equity	300,424	303,248	291,267	299,428	319,156

Total assets	5,397,352	5,561,091	5,736,941	5,940,073	5,222,041
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Tangible assets	5,109,060	5,272,004	5,447,048	5,651,741	4,954,158

Tangible common equity to tangible assets	5.88%	5.75%	5.35%	5.30%	6.44%

Tangible common book value:
Total shareholders' equity	$ 588,716	$ 592,335	$ 653,720	$ 660,201	$ 659,371
Less: goodwill and other intangible assets	(288,292)	(289,087)	(289,893)	(288,332)	(267,883)
Less: preferred shareholders' equity	-	-	(72,560)	(72,441)	(72,332)
Tangible common equity	300,424	303,248	291,267	299,428	319,156

Common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,560,889

Tangible common book value	$ 11.31	$ 11.41	$ 10.96	$ 11.27	$ 12.02

(1) Tax effected at 35%.